HSBC USA INC. $ 3 Year Best-Of Performance Notes Linked to the S&P 500® Index
Filed Pursuant to Rule 433
  Registration No. 333-158385
  March 4, 2010
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009 and
Underlying Supplement no. 1 dated January 8, 2010)

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction, and involve investment risks including possible loss of the principal amount invested due to the credit risk of HSBC USA Inc. All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these 3 Year Best-Of Performance Notes. The notes offered hereby will have the terms described in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. If the terms of the notes offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the notes and, if a Trigger Event occurs and the Reference Return is negative, you may lose up to 100% of your initial investment.

This free writing prospectus relates to an offering of notes. The purchaser of a note will acquire a senior unsecured debt security linked to the S&P 500® Index as described below. Although the offering relates to the S&P 500® Index, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the S&P 500® Index or any component security included in the S&P 500® Index or as to the suitability of an investment in the related notes. The following key terms relate to the offering of notes:

Issuer:	HSBC USA Inc.
Issuer Rating	AA- (S&P), A1 (Moody’s), AA (Fitch)*
Principal Amount:	$1,000 per note.
Reference Asset:	The S&P 500® Index (Ticker: SPX)
Trigger Event:	A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level (as defined below) is less than the Barrier Level.
Barrier Level:	The Barrier Level will be a level equal to 75% of the Initial Level.
Contingent Minimum Return:	The Contingent Minimum Return will be between 15% and 20%, which will be determined on the Pricing Date.
Trade Date:	March 31, 2010
Pricing Date:	March 31, 2010
Original Issue Date:	April 6, 2010
Final Valuation Date:	April 1, 2013. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be April 4, 2013.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Observation Period:	The period beginning on and including the Pricing Date and ending on and including the Final Valuation Date.
Payment at Maturity:	On the Maturity Date, for each $1,000 Principal Amount note, we will pay you the Final Settlement Value.
Final Settlement Value:
If a Trigger Event has occurred, your return will (i) reflect the full positive performance of the Reference Asset if the Reference Return is positive or (ii) reflect loss of 1% of the Principal Amount of your investment for each percentage point that the Reference Return is below zero. Under either of these circumstances, your Payment at Maturity per $1,000 Principal Amount note will be calculated as follows:

$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.

If a Trigger Event has occurred and the Reference Return is less than zero, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the Principal Amount. If a Trigger Event has occurred and the Reference Return is less than zero, you will lose some or all of your investment. This means that if the Reference Return is -100%, you will lose 100% of your investment.

If a Trigger Event has not occurred, you will receive a cash payment on the Maturity Date that will reflect the performance of the Reference Asset, subject to the Contingent Minimum Return. Under these circumstances, your Payment at Maturity per $1,000 Principal Amount note will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent Minimum Return.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level
Initial Level
Initial Level:	The Official Closing Level of the S&P 500® Index on the Pricing Date.
Final Level:	The Official Closing Level of the S&P 500® Index on the Final Valuation Date.
Official Closing Level:
The closing level of the S&P 500® Index on any scheduled trading day as determined by the Calculation Agent based upon the value displayed on Bloomberg Professional® service page “SPX <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K0T39/
Agent’s Discount per Note / Total:
If the notes priced today we expect that the agent would receive a discount and commission between approximately $20.00 and $26.00 per $1,000 Principal Amount note for any notes sold to investors.  However, this approximation will be determined on the Pricing Date and is subject to change.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-8 of this free writing prospectus.

Proceeds to HSBC USA Inc. per Security / Total:	The proceeds to us will be determined on the Pricing Date and will depend on the underwriting discounts and commissions and the additional fees we will pay.
Form of notes:	Book-Entry.
Listing:	The notes will not be listed on any U.S. securities exchange or quotation system.
* A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
Investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-3 of this document, page US1-1 of the accompanying underlying supplement, PS-4 of the accompanying product supplement and page S-3 of the accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this free writing prospectus, or the accompanying underlying supplement, product supplement, prospectus supplement and prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
HSBC Securities (USA) Inc. or another of our affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions in any notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement relating to this free writing prospectus is being used in a market-making transaction.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as agent for the sale of the notes.  HSBC Securities (USA) Inc. will offer the notes to investors directly or through other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-8 of this free writing prospectus.

HSBC SECURITIES (USA) INC. March 4, 2010

SUMMARY

General Terms

This free writing prospectus relates to one note offering linked to the Reference Asset identified on the cover page.  The purchaser of a note will acquire a security linked to a single Reference Asset.   We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 1 dated January 8, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these 3 Year Best-Of Performance Notes. If the terms of the notes offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-3 of this free writing prospectus, page US1-1 of underlying supplement no. 1, page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.  As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 1) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 1 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain :

•  the underlying supplement no. 1 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001030/v170879_424b2.htm

•  the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•  the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•  the prospectus at http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes.  You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

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Payment at Maturity

On the Maturity Date, for each $1,000 Principal Amount note, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

•
If a Trigger Event has occurred, your return will (i) reflect the full positive performance of the Reference Asset if the Reference Return is positive or (ii) reflect loss of 1% of the original Principal Amount for each percentage point that the Reference Return is below zero. Under either of these circumstances, your Payment at Maturity per $1,000 Principal Amount note will be calculated as follows:

$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.

If a Trigger Event has occurred and the Reference Return is less than zero, you will lose 1% of the original Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the original Principal Amount. If a Trigger Event has occurred and the Reference Return is less than zero, you will lose some or all of your investment. This means that if the Reference Return is -100%, you will lose 100% of investment.

•
If a Trigger Event has not occurred, you will receive a cash payment on the Maturity Date that will reflect the performance of the Reference Asset, subject to the Contingent Minimum Return. Under these circumstances, your Payment at Maturity per $1,000 Principal Amount note will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent Minimum Return.

 Trigger Event

A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level is less than the Barrier Level.

 Interest

The notes will not pay periodic interest.

 Calculation Agent

We or one of our affiliates will act as Calculation Agent with respect to the notes.

 Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

 Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

 Reference Sponsor

Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) is the reference sponsor.

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INVESTOR SUITABILITY

The notes may be suitable for you if:

♦    You believe the closing level of the Reference Asset will (i) increase or (ii) decrease only moderately—meaning that you believe the Official Closing Level of the Reference Asset will not decline below the Barrier Level at any time during the Observation Period.

♦    You are willing to make an investment that is exposed to downside performance of the Reference Asset on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that a Trigger Event occurs.

♦    You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset.

♦    You do not seek current income from this investment.

♦    You do not seek an investment for which there is an active secondary market.

♦    You are willing to hold the notes to maturity.

♦    You are comfortable with the creditworthiness of HSBC, as issuer of the notes.

The notes may not be suitable for you if:

♦    You believe the closing level of the Reference Asset will decline below the Barrier Level at any time during the Observation Period.

♦    You are unwilling to make an investment that is exposed to downside performance of the Reference Asset on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that a Trigger Event occurs.

♦    You seek an investment that is 100% principal protected.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

♦    You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.

♦    You seek current income from this investment.

♦    You seek an investment for which there will be an active secondary market.

♦    You are unable or unwilling to hold the notes to maturity.

♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the notes.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US1-1 of the accompanying underlying supplement.  Investing in the notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus, prospectus supplement and product supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the notes described in the following sections:

•	“— Risks Relating to All Note Issuances”; and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Notes are Not Fully Principal Protected and the Contingent Protection May Terminate at Any Time During the Observation Period.

If the Official Closing Level at any time during the Observation Period declines below the Barrier Level, you will at maturity be fully exposed to any downside performance of the Reference Asset. Under these circumstances,

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you will lose 1% of the Principal Amount of your investment for each percentage point that the Reference Return is below zero. You will be subject to this potential loss of principal even if the level of Reference Asset subsequently increases such that the Official Closing Level is greater than the Barrier Level. As a result of a Trigger Event occurring, you may lose up to 100% of your initial investment.  Your return on the notes may not reflect the return you would receive on a conventional fixed or floating rate debt instrument with a comparable term to maturity issued by HSBC or any other issuer with a similar credit rating.

The Notes are Subject to the Credit Risk of HSBC USA Inc.

The notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes.

Your Ability to Receive the Contingent Minimum Return May Terminate at Any Time During the Observation Period.

If the Official Closing Level at any time during the Observation Period declines below the Barrier Level, you will not be entitled to receive the Contingent Minimum Return on the notes. Under these circumstances, you may lose up to 100% of your investment at maturity and will be fully exposed to any decline in the level of the Reference Asset.

The Notes Will Not Bear Interest.

As a holder of the notes, you will not receive periodic interest payments.

Changes that Affect the Reference Asset Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset.  Any such actions could affect the value of the notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The Notes are Not Insured by Any Governmental Agency of the United States or Any Other Jurisdiction.

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the notes.

Uncertain Tax Treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” below, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Final Level of the Reference Asset at any time during the Observation Period or on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the illustrations below is not the actual Initial Level of the Reference Asset.  You should not take the table or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on the notes. With respect to the notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table and examples below have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity (including, where relevant, the payment in respect of the Reference Return) on a $1,000 investment in notes for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  You should consider carefully whether the notes are suitable to your investment goals. The potential returns described here assume that your notes are held to maturity.

The following table and examples assume the following:

•	Principal Amount:	$1,000
•	Hypothetical Initial Level*:	1,100.00
	Hypothetical Barrier Level*:	825.00, equal to 75% of the Hypothetical Initial Level
•	Hypothetical Contingent Minimum Return*:	15.00%

* The actual Initial Level, Barrier Level and Contingent Minimum Return will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Total Return
		Trigger Event Has Not Occurred(1)	Trigger Event Has Occurred(2)
2,200.00	100.00%	100.00%	100.00%
1,980.00	80.00%	80.00%	80.00%
1,760.00	60.00%	60.00%	60.00%
1,650.00	50.00%	50.00%	50.00%
1,540.00	40.00%	40.00%	40.00%
1,430.00	30.00%	30.00%	30.00%
1,320.00	20.00%	20.00%	20.00%
1,265.00	15.00%	15.00%	15.00%
1,210.00	10.00%	15.00%	10.00%
1,155.00	5.00%	15.00%	5.00%
1,111.00	1.00%	15.00%	1.00%
1,100.00	0.00%	15.00%	0.00%
1,045.00	-5.00%	15.00%	-5.00%
990.00	-10.00%	15.00%	-10.00%
935.00	-15.00%	15.00%	-15.00%
880.00	-20.00%	15.00%	-20.00%
825.00	-25.00%	15.00%	-25.00%
770.00	-30.00%	N/A	-30.00%
660.00	-40.00%	N/A	-40.00%
550.00	-50.00%	N/A	-50.00%
440.00	-60.00%	N/A	-60.00%
330.00	-70.00%	N/A	-70.00%
220.00	-80.00%	N/A	-80.00%
110.00	-90.00%	N/A	-90.00%
0.00	-100.00%	N/A	-100.00%

(1)
The Official Closing Level has not declined below the hypothetical Barrier Level (75% of the hypothetical Initial Level) at any time during the Observation Period. The actual Barrier Level will be determined on the Pricing Date.

(2)	The Official Closing Level has declined below the hypothetical Barrier Level at any time during the Observation Period.

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Example 1:  A Trigger Event has not occurred, and the level of the Reference Asset increases from the Initial Level of 1,100 to a Final Level of 1,210.

Reference Asset
Initial Level	1,100
Final Level	1,210
Reference Return	10.00%
Final Settlement Value:	$1,150.00

Here, the Reference Return is 10.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the note plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return. Accordingly, at maturity, for each $1,000 Principal Amount of notes, the Final Settlement Value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 15.00%.  Therefore, the notes would pay $1,150.00 at maturity for each $1,000 Principal Amount of notes.

Example 1 shows that you are assured the return of your principal investment plus no less than the Contingent Minimum Return when a Trigger Event has not occurred.

Example 2:  A Trigger Event has not occurred, and the level of the Reference Asset decreases from the Initial Level of 1,100 to a Final Level of 935.

Reference Asset
Initial Level	1,100
Final Level	935
Reference Return	-15.00%
Final Settlement Value:	$1,150.00

Here, the Reference Return is -15.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the note plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return.  Accordingly, at maturity, for each $1,000 Principal Amount of notes, the Final Settlement Value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 15.00%.  Therefore, the notes would pay $1,150.00 at maturity for each $1,000 Principal Amount of notes.

Example 2 illustrates how you are protected by the Contingent Minimum Return in the event that the Reference Return is negative but no Trigger Event has occurred.

Example 3:  A Trigger Event has not occurred, and the level of the Reference Asset increases from the Initial Level of 1,100 to a Final Level of 1,430.

Reference Asset
Initial Level	1,100
Final Level	1,430
Reference Return	30.00%
Final Settlement Value:	$1,300.00

Here, the Reference Return is 30.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the note plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return.  Accordingly, at maturity, for each $1,000 Principal Amount of notes, the Final Settlement Value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 30.00%.  Therefore, the notes would pay $1,300.00 at maturity for each $1,000 Principal Amount of notes.

Example 3 shows that where the Reference Return is greater than the Contingent Minimum Return, you will participate in the full positive performance of the Reference Asset and receive a return at maturity greater than the Contingent Minimum Return.

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Example 4:  A Trigger Event has occurred, and the level of the Reference Asset increases from the Initial Level of 1,100 to a Final Level of 1,210.

Reference Asset
Initial Level	1,100
Ending level	1,210
Reference Return	10.00%
Final Settlement Value:	$1,100.00

Here, the Reference Return is 10.00%.

Because a Trigger Event has occurred and the Reference Return is greater than 0%, you will receive an amount equal to $1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return, for each $1,000 Principal Amount of notes.  Accordingly, at maturity, the Final Settlement Value would be equal to $1,100.00 for each $1,000 Principal Amount of notes, and you would receive a return of 10.00% of your Principal Amount.

Example 4 shows that if a Trigger Event occurs and the Reference Return is positive, you will receive a positive return on your notes.

Example 5:  A Trigger Event has occurred, and the level of the Reference Asset decreases from the Initial Level of 1,100 to a Final Level of 990.

Reference Asset
Initial Level	1,100
Ending level	990
Reference Return	-10.00%
Final Settlement Value:	$900.00

Here, the Reference Return is -10.00%.

Because a Trigger Event has occurred, you will not be entitled to receive the Contingent Minimum Return on the notes.  Because the Reference Return is less than zero, you will lose 1% of your Principal Amount for each percentage point that the Reference Return is below zero.  Accordingly, at maturity, the Final Settlement Value would be equal to $900.00 for each $1,000 Principal Amount of notes, and you would suffer a loss of 10.00% of your Principal Amount.

Example 5 shows that you may lose some or all of your initial investment if a Trigger Event occurs and the Reference Return is less than zero.  If the Reference Return is -100%, you will lose 100% of your investment.

Example 6:  A Trigger Event has occurred, and the level of the Reference Asset decreases from the Initial Level of 1,100 to a Final Level of 550.

Reference Asset
Initial Level	1,100
Ending level	550
Reference Return	-50.00%
Final Settlement Value:	$500.00

Here, the Reference Return is -50.00%.

Because a Trigger Event has occurred and the Reference Return is less than zero, you will lose 1% of your Principal Amount for each percentage point that the Reference Return is below zero.  Accordingly, at maturity, the Final Settlement Value would be equal to $500.00 for each $1,000 Principal Amount of notes, and you would suffer a loss of 50.00% of your Principal Amount.

Example 6 shows that you may lose some or all of your initial investment if a Trigger Event occurs and the Reference Return is less than zero.  If the Reference Return is -100%, you will lose 100% of your investment.

DESCRIPTION OF THE REFERENCE ASSET

 General

This free writing prospectus is not an offer to sell and it is not an offer to buy interests in the Reference Asset or any of the stocks comprising the Reference Asset.  All disclosures contained in this free writing prospectus

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regarding a Reference Asset, including its make-up, performance, method of calculation and changes in its components, where applicable, are derived from publicly available information. Neither HSBC nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Asset or any constituent included in any Reference Asset contained in this free writing prospectus.  You should make your own investigation into each Reference Asset.

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-37 in the accompanying prospectus supplement.

The S&P 500® Index (“SPX”)

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

For more information about the SPX, see “The S&P 500® Index” on page US1-4 of the accompanying underlying supplement no. 1.

Historical Performance of the Reference Asset

The following graph sets forth the historical performance of the Reference Asset based on the daily historical closing levels from January 3, 2005 through March 3, 2010, as well as a hypothetical Barrier Level of 839.09 which assumes an Initial Level of 1,118.79, which was the closing level for the Reference Asset on March 3, 2010. The actual Initial Level and Barrier Level will be determined on the Pricing Date.  We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on any day during the Observation Period, including on the  Final Valuation Date. We cannot give you assurance that the performance of the Reference Asset will result in the return of any of your initial investment.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the notes from HSBC for distribution to other registered broker dealers or will offer the notes directly to investors.  HSBC Securities (USA) Inc., for any notes it sells directly to investors, and such other registered broker dealers will receive discounts and commissions between approximately $20.00 and $26.00 for each $1,000 Principal Amount of notes (calculated as if the notes were to price today).

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

FWP-8

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin LLP. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin LLP, it is reasonable to treat the notes as pre-paid forward or other executory contracts with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the note for more than one year at such time for U.S. federal income tax purposes. For a discussion of certain of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-9

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these notes, and these documents are not soliciting an offer to buy these notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$

3 Year Best-Of Performance Notes
Linked to the S&P 500® Index

March 4, 2010

FREE WRITING
PROSPECTUS

TABLE OF CONTENTS
Free Writing Prospectus
Summary	FWP-1
Investor Suitability	FWP-3
Risk Factors	FWP-3
Illustrative Examples	FWP-5
Description of the Reference Asset	FWP-7
Certain U.S. Federal Income Tax Considerations	FWP-9
Underlying Supplement No. 1
Risk Factors	US1-1
The S&P 500® Index	US1-4
The Russell 2000® Index	US1-6
The Dow Jones Industrial AverageSM	US1-9
The Hang Seng China Enterprises Index®	US1-11
The Hang Seng® Index	US1-13
The Korea Stock Price Index 200	US1-15
The MSCI Singapore IndexSM	US1-18
The MSCI Taiwan IndexSM	US1-22
The Dow Jones EURO STOXX 50® Index	US1-26
The PHLX Housing SectorSM Index	US1-29
The TOPIX® Index	US1-33
The NASDAQ-100 Index®	US1-36
S&P BRIC 40 Index	US1-40
The Nikkei 225 Index	US1-43
The FTSE™ 100 Index	US1-45
The MSCI EAFE® Index	US1-47
The MSCI Emerging Markets Index	US1-52
Other Components	US1-57
Additional Terms of the Notes	US1-57
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59